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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Aehr Test Systems on Form S-8 of our reports dated June 30, 1997, on our audits of the consolidated financial statements and financial statement schedule of Aehr Test Systems as of May 31, 1997 and 1996, and for each of the three years in the period ended May 31, 1997, which reports are included in the registration statement on Form S-1.

                                       /S/ COOPERS & LYBRAND L.L.P.
San Jose, California
November 19, 1997